Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Prospectus Supplement of TBW Mortgage-Backed Trust Series 2007-1 comprising part of the Registration Statement (No. 333-130373) on Form S-3 of our report dated March 8, 2006 relating to the financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


 /s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
February 26, 2007